EXHIBIT 3

                       RESTATED ARTICLES OF INCORPORATION
                 OF AUTOMATED LANGUAGE PROCESSING SYSTEMS, INC.

       THESE RESTATED ARTICLES OF INCORPORATION are executed by the president and secretary of AUTOMATED LANGUAGE PROCESSING SYSTEMS, INC. (the "CORPORATION")
in  compliance  with Utah  Code  Ann.   Section 16-10-61  (1985)  and  pursuant
to the authorization and direction of the Board of Directors of the Corporation. By the signatures of its officers below, the Board of Directors of the Corporation and the Corporation certify that these Restated
Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation of the Corporation as previously amended or otherwise modified pursuant to statute.


                                      FIRST

       The name of  the Corporation  is Automated  Language Processing  Systems,
Inc.

                                     SECOND

       The period of its duration is perpetual.

                                      THIRD

       The purpose or purposes for which the Corporation is organized are:


       A. The research and development, sales, service and leasing of computer hardware and software.

       B. To do everything necessary and proper, advisable, or convenient for the accomplishment of any of the purposes or attainment of any of the objects, or the furtherance of any of the powers herein set forth, either alone or associated with others, by or through subsidiaries or affiliates, such as is incidental to or pertaining to, or growing out of, or connected with its business or powers, provided the same be not inconsistent with the laws of the State of Utah.

       C. To such extent as a corporation organized under the Business Corporation Act of the State of Utah may now or hereafter lawfully do, to do each and every thing necessary, suitable, convenient or proper for or in connection with, or incidental to, the accomplishment of any one or more of the purposes or of the exercise of any one or more of the powers directly or indirectly to promote the interests of the Corporation or to enhance the value of its property; and in general, to do any and all things and to exercise any and all powers, rights, and privileges for which a corporation may now or hereafter be organized under the Business Corporation Act of the State of Utah, or under any act amendatory thereto, supplemental thereto or substituted therefor.

       D. The foregoing provisions of this article shall be construed both as purposes and powers and each as an independent purpose and power in furtherance of and not in limitation of the powers which the Corporation may have under present or future laws of the State of Utah, and the purposes and powers hereinbefore specified shall, except as otherwise provided in this article, be in no wise limited or restricted by reference to or inference from the terms or any provisions of this or any other article of the Articles of Incorporation; but such provisions shall not be construed to permit the Corporation to carry on any business or exercise any power or to do any act which a corporation now or hereafter organized under the Business Corporation Act of the State of Utah may not at the time lawfuly carry on or do.

                                     FOURTH

       The aggregate number of shares of stock that the Corporation has authority to issue is 10,000,000 shares of no par value common stock and 2,000,000 shares of preferred stock. The Board of Directors is authorized to establish series of such preferred shares, to fix and determine variations in the relative rights and preferences as between the series of preferred shares so established, and to fix and determine the terms thereof, including dividend or interest rates, conversion prices, voting rights, maturity dates and similar matters relative thereto. There shall be no preemptive rights to the issuance of shares of the stock of the Corporation.

                                      FIFTH

       The Corporation shall not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received by the issuance of shares.

                                      SIXTH

       The address of the registered office of the Corporation is 190 West 800 North, Provo, Utah 84604, and the registered agent of the Corporation at such address is A. T. Zirkle.

                                     SEVENTH

       No officer or director shall be personally liable for any obligations of the Corporation nor for any duties or obligations arising out of acts or conduct of any said officer or director performed for or on behalf of the Corporation. The Corporation shall and does indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter or who has heretofore served as a director or officer of the Corporation from and against all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a director or officer of the Corporation or by reason of any action alleged to have been heretofore or hereafter taken or omitted by him as such director or officer, and shall pay on behalf of or reimburse any such person for all legal and other expenses reasonably incurred by him in connection with any liability arising out of his own gross negligence or willful misconduct or failure to act in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Corporation. The rights accruing to any person under this provision shall not exclude any other right to which he may be lawfully entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper cause, even though not specifically herein provided for. The Corporation and its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

                                     EIGHTH

       The Articles of Incorporation may be amended by the affirmative vote of the holders of a majority of the shares entitled to vote on each such amendment. All other provisions as to meetings, voting and action taken by the shareholders or the directors of the Corporation shall be as set forth in the By-Laws of the Corporation and according to the provisions of the Utah Business Corporation Act, where and otherwise pertinent.

                                      NINTH

       The Board of Directors shall consist of not less than three (3) and not more than nine (9). The number of directors constituting the initial Board of Directors of the Corporation was three (3). The names and addresses of the persons who served as directors of the Corporation until the first annual meeting of the shareholders, or until their successors were elected and qualified, were:

       NAME                               ADDRESS

Richard L. Warner                  1486 Roxbury Road
                                   Salt Lake City, Utah 84108

Leo A. Jardine                     1471 Penrose Drive
                                   Salt Lake City, Utah 84103

John W. Wittwer                    47 West 600 South
                                   Salt Lake City, Utah 84111


       The names and addresses of the persons who will serve as directors of the Corporation until the next annual meeting of the shareholders, or until their successors are elected and shall qualify, are:


       NAME                               ADDRESS

Richard L. Warner                  1486 Roxbury Road
                                   Salt Lake City, Utah 84108

Leo A. Jardine                     1471 Penrose Drive
                                   Salt Lake City, Utah 84103

A. T. Zirkle                       190 West 800 North
                                   Provo, Utah 84604

Dee F. Andersen                    Brigham Young University
                                   C-327 ASB
                                   Provo, Utah 84602

David C. Evans                     807 Juniper Point Drive
                                   Salt Lake City, Utah 84103

B. Z. Kastler                      1137 Golden Rod Circle
                                   St. George, Utah 84770

T. H. Bell                         88 Edgecombe Drive
                                   Salt Lake City, Utah 84103

H. F. Boeckmann, II                15505 Roscoe Boulevard
                                   Sepulveda, California 91343

                                      TENTH

       The name and address of each incorporator is:

       NAME                        ADDRESS

Richard L. Warner                  1486 Roxbury Road
                                   Salt Lake City, Utah 84108

Leo A. Jardine                     1471 Penrose Drive
                                   Salt Lake City, Utah 84103

John W. Wittwer                    47 West 600 South
                                   Salt Lake City, Utah 84111

       DATED effective the 21st day of April 1986.

                                   \s\ A. T. Zirkle
                                   A. T. ZIRKLE
                                   President

                                   \s\ Leo A. Jardine
                                   LEO A. JARDINE
                                   Secretary



                              ARTICLES OF AMENDMENT
                                       OF
                   AUTOMATED LANGUAGE PROCESSING SYSTEMS, INC.


       THESE ARTICLES OF AMENDMENT are executed in duplicate by the president and secretary of Automated Language Processing Systems, Inc. (the "CORPORATION") pursuant to, and in compliance with: (a) Article Eighth of the
Articles of Incorporation  of the Corporation;  (b)   Utah Code Ann.   Section
16-10-57 (1953, as  amended); and  (c)   the authorization and direction  of
the Board of Directors and shareholders of the Corporation.


                                    ARTICLE I
                                      NAME

       The name  of the  Corporation is Automated  Language Processing  Systems,
Inc.

                                   ARTICLE II
                                AMENDMENT ADOPTED

       Article Seventh of the Articles of Incorporation, as previously amended, is hereby further amended to read as follows:

                                     SEVENTH

              To the fullest extent permitted by the Utah Business Corporation Act, as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director and shall be indemnified against any and all attorneys fees, costs and expenses incurred in conjunction therewith.

       In all other respects, the Articles of Incorporation shall remain in full force and effect as previously amended.


                                   ARTICLE III
                              ADOPTION OF AMENDMENT

       The date of the adoption of the amendment by the shareholders of the Corporation was May 15, 1987.


                                   ARTICLE IV
                               OUTSTANDING SHARES

       The number of outstanding shares of the Corporation at the time of the adoption of the Amendment was 6,463,946, and the number of shares entitled to vote thereon was also 6,463,946. All 6,463,946 shares entitled to vote on the adoption of the Amendment were of the class of common stock.


                                    ARTICLE V
                                VOTING OF SHARES

       The number of shares voted for the Amendment was 4,530,808, the number of shares voted against the Amendment was 700 and the number of shares abstaining from a vote on the Amendment was 1,045. All such shares entitled to vote on the Amendment were of the class of common stock.


                                   ARTICLE VI
                   EXCHANGE, RECLASSIFICATION OR CANCELLATION

       The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.


                                   ARTICLE VII
                                 STATED CAPITAL

       The Amendment does not affect the change in the amount of stated capital of the Corporation.

       DATED this 11th day of June, 1987.


                              AUTOMATED LANGUAGE PROCESSING
                              SYSTEMS, INC.



                              By:  \s\ A. T. Zirkle
                                   A.T. Zirkle, President


                              By:  \s\ D. Marc Haws
                                   D. Marc Haws, Secretary




                              ARTICLES OF AMENDMENT
                                       OF
                   AUTOMATED LANGUAGE PROCESSING SYSTEMS, INC.


       THESE ARTICLES OF AMENDMENT are executed in duplicate by the President and Secretary of Automated Language Processing Systems, Inc. (the "CORPORATION") pursuant to, and in compliance with: (a) Article Eighth of the
Articles of Incorporation  of the Corporation;  (b)   Utah Code Ann.   Section
16-10-57 (1953, as amended); and (c) the authorization and direction of the Board of Directors and shareholders of the Corporation.

                                    ARTICLE I
                                      NAME

       The name  of the  Corporation is Automated  Language Processing  Systems,
Inc.

                                   ARTICLE II
                                AMENDMENT ADOPTED

       Article Fourth of the Articles of Incorporation, as previously amended, is hereby further amended to read as follows:

                                     FOURTH

              The aggregate number of shares of stock that the Corporation has authority to issue is 20,000,000 shares of no par value common stock and 2,000,000 shares of preferred stock. The Board of Directors is authorized to establish series of such preferred shares, to fix and determine variations in the relative shares so established, and to fix and determine the terms thereof, including dividend or interest rates, conversion prices, voting rights, maturity dates and similar matters relative thereto. There shall be no preemptive rights to the issuance of shares of the stock of the Corporation.

       In all other respects, the Articles of Incorporation shall remain in full force and effect as previously amended.

                                   ARTICLE III
                              ADOPTION OF AMENDMENT

       The date of the adoption of the amendment by the shareholders of the Corporation was May 11, 1988.



                                   ARTICLE IV
                               OUTSTANDING SHARES

       The number of outstanding shares of the Corporation at the time of the adoption of the Amendment was 8,304,943 and the number of shares entitled to vote thereon was also 8,304,943. All 8,304,943 shares entitled to vote on the adoption of the Amendment were of the class of common stock.

                                    ARTICLE V
                                VOTING OF SHARES

       The number of shares voted for the Amendment was 6,780,843 and the number of shares voted against the Amendment was 4,930. All such shares entitled to vote on the Amendment were of the class of common stock.

                                   ARTICLE VI
                   EXCHANGE, RECLASSIFICATION OR CANCELLATION

       The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

                                   ARTICLE VII
                                 STATED CAPITAL

       The Amendment does not affect the change in the amount of stated capital of the Corporation.

       DATED this 27th day of June, 1988.


                                   AUTOMATED LANGUAGE PROCESSING
                                   SYSTEMS, INC.



                                   By: \s\ A. T. Zirkle
                                        A. T. Zirkle, President


                                   By: \s\ Leo A. Jardine
                                        Leo A. Jardine, Secretary


                              ARTICLES OF AMENDMENT
                                       OF
                   AUTOMATED LANGUAGE PROCESSING SYSTEMS, INC.


       THESE ARTICLES OF AMENDMENT are executed in duplicate by the president and secretary of AUTOMATED LANGUAGE PROCESSING SYSTEMS, INC. pursuant to, and in compliance with: (a) the provisions of its Articles of Incorporation; (b)
Section 16-10-57 Utah Code Ann. (1953, as amended); (c) and the authorization and direction of the board of directors and shareholders of said corporation.


                                    ARTICLE I
                                      NAME

       The name of the corporation is AUTOMATED LANGUAGE PROCESSING SYSTEMS, INC.


                                   ARTICLE II
                               AMENDMENTS ADOPTED

       Article I of the Articles of Incorporation is hereby amended to change the name of the corporation to ALPNET, INC. In all other respects, the Articles of Incorporation shall remain in full force and effect as previously constituted.


                                   ARTICLE III
                                DATE OF ADOPTION

       The date of the adoption of the amendment by the shareholders of the corporation was August 17, 1989.


                                   ARTICLE IV
                               OUTSTANDING SHARES

       The number of outstanding shares of the corporation at the time of the adoption of the amendment was 8,703,991 and the number of shares entitled to vote thereon was 8,703,991. All 8,703,991 shares were of the class of common stock.


                                    ARTICLE V
                                VOTING OF SHARES

       The number of shares voted for the amendment was 5,656,448 and the number
of shares voted  against the amendment was 4,030.   All such shares were  of the
class of common stock.


                                   ARTICLE VI
                   EXCHANGE, RECLASSIFICATION OR CANCELLATION

       The amendment does not provide for an exchange, reclassification or cancellation of issued shares.


                                   ARTICLE VII
                                 STATED CAPITAL
       The amendment does not effect a change in the amount of the stated capital of the corporation.


       DATED this  29th  day of August, 1989.


                                   ALPNET, INC.


                                      BY: \S\ THOMAS F. SEAL
                                          THOMAS F. SEAL
                                          PRESIDENT

ATTEST:


\S\ LEO A. JARDINE
SECRETARY

STATE OF UTAH        )
                     ) ss.
COUNTY OF SALT LAKE  )


       I, THOMAS F. SEAL, say: I am the president of ALPNET, INC., a Utah corporation; I am authorized to make, and I do make, this verification for and on behalf of said corporation; I have read the foregoing Articles of Amendment and know the contents thereof; the same are true of my own knowledge, except as to matters which are therein stated upon information and belief, and as to those matters, I believe them to be true.

       EXECUTED at Salt Lake City, Utah on August 29th, 1989.

                                    \s\ Thomas F. Seal
                                    THOMAS F. SEAL


                              ARTICLES OF AMENDMENT
                                       OF
                                  ALPNET, INC.

    THESE ARTICLES OF AMENDMENT are executed in duplicate by the president and the secretary of ALPNET, INC. (the "CORPORATION"), pursuant to and in compliance with (a) Article Eighth of the Restated Articles of Incorporation of the Corporation; (b) Utah Code Ann. Section 16-10-57 (1953, as amended); and
(c) theauthorization and direction of the board of directors and the affirmative vote of the shareholders of the Corporation.


                                    ARTICLE I
                                      NAME

    The name of the Corporation is ALPNET, INC.


                                   ARTICLE II
                               AMENDMENTS ADOPTED

    The  first  sentence  of  Article   Fourth  of  the  Restated   Articles  of
Incorporation of the Corporation, as previously amended, is hereby amended to read as follows:


                                     FOURTH

       The aggregate number of shares of stock that the Corporation has authority to issue is 40,000,000 shares of no par value Common Stock and 2,000,000 shares of preferred stock.



                                   ARTICLE III
                          DATE OF ADOPTION OF AMENDMENT

    The date of the adoption of the amendment (the "AMENDMENT") described above by the shareholders of the Corporation is effective 6 June 1991.

                                   ARTICLE IV
                               OUTSTANDING SHARES

    The number of issued and outstanding shares of common stock of the Corporation at the time of the adoption of the Amendment was 11,480,399, and the number of shares entitled to vote thereon was also 11,480,399. All 11,480,399 shares entitled to vote on the adoption of the Amendment were of the class of common stock.


                                    ARTICLE V
                                VOTING OF SHARES

    The number of shares voted for the Amendment and the number of shares voted against the Amendment, all of which shares are of the same class, is as follows:

           In favor of the Amendment:   9,079,917

           Against the Amendment:       161,928

           Abstaining:                  9,187


                                   ARTICLE VI
                   EXCHANGE, RECLASSIFICATION, OR CANCELLATION

       The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.


                                   ARTICLE VII
                                 STATED CAPITAL

       The Amendment does not effect a change in the amount of the stated capital of the Corporation.


       THESE ARTICLES OF AMENDMENT OF ALPNET, INC., a Utah corporation are dated effective the 6th day of June 1991.


                                        ALPNET, INC.,
                                        a Utah corporation

ATTEST:
                                        By:\s\ Thomas F. Seal
                                           Thomas F. Seal, President

By: \s\ Leo A. Jardine
    LEO A. JARDINE, Secretary

                                  VERIFICATION



STATE OF UTAH                 )
                              )    : ss.
COUNTY OF SALT LAKE           )




       I, THOMAS F. SEAL, say:

       I am the president of ALPNET, INC., a Utah corporation; I am authorized to make and I do make this Verification for and on behalf of said corporation; I have read the foregoing Articles of Amendment and know the contents thereof, and the same are true of my own knowledge, except as to matters which are therein stated upon information and belief, and as to those matters I believe them to be true.

       EXECUTED at Salt Lake City, Utah and effective the 6th day of June 1991.



                                                \s\ Thomas F. Seal
                                                THOMAS F. SEAL



                              ARTICLES OF AMENDMENT
                      TO RESTATED ARTICLES OF INCORPORATION
                                       OF
                                  ALPNET, INC.


       THESE ARTICLES OF AMENDMENT are executed in duplicate effective the 31st day of March 1994 by the president and the secretary of ALPNET, Inc., a Utah corporation (the "CORPORATION"), pursuant to and in compliance with (a) Articles Fourth and Eighth of the "Restated Articles of Incorporation of Automated Language Processing Systems, Inc." dated 21 April 1986, as subsequently amended (the "RESTATED ARTICLES"); (b) Utah Code Ann. Sections 16-10a-1001 and 16-10a-1002(1)(e) (1953, as amended); and (c) the authorization and direction of the Corporation's board of directors (the "BOARD").


                                    ARTICLE I
                                      NAME

       The name of the Corporation is ALPNET, INC.


                                   ARTICLE II
                                AMENDMENT ADOPTED

       The following paragraphs are hereby inserted at the end of Article Fourth of the Restated Articles:

             Unless otherwise designated by the Board of Directors at the time a series of preferred stock is established:

           1. All shares of preferred stock of all series shall be of equal rank.

           2. If the stated dividends or distributions for each series of preferred stock are not declared in full, are not set apart for payment in full or are not paid in full, then the shares of all series of preferred stock shall share ratably in the payment of available distributions or dividends in proportion to the amounts that would be payable with respect to the shares if all dividends or distributions were declared and paid in full.

           3. In any given fiscal year, unless and until a full dividend or distribution has been declared and paid for all series of preferred stock, the Corporation shall not (a) declare or pay any dividends on its common stock; (b) make any distributions with respect to its common stock; or (c) redeem, retire or otherwise acquire for a valuable consideration any of its common stock.

           4. If the assets of the Corporation that are available for distribution to stockholders of preferred stock upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or upon a reduction in the capital of the Corporation (collectively a "LIQUIDATION") are insufficient to pay in full the amounts payable to the holders of all series of preferred stock upon Liquidation, then the shares of all series of preferred stock shall share ratably in any available distribution of assets in proportion to the amounts that would be payable with respect to the shares if the Corporation's assets were sufficient to permit the payment in full of those amounts.

           5. The holders of voting preferred shares that can be converted into the Corporation's common stock shall have the right to vote the number of shares of common stock into which the preferred stock can be converted. The holders of the Corpora-tion's common stock and the holders of such voting, convertible preferred stock shall all vote as one class.

           The Corporation is authorized to issue 459,411 shares of $2.55 convertible, voting, non-cumulative 10% preferred stock, series B, without par value (the "SERIES B PREFERRED STOCK"), having the preferences, limitations and relative rights set forth in the specimen Series B Preferred Stock certificate that is attached hereto and that is incorporated herein by reference. The Series B Preferred Stock shall take priority over the Series C Preferred Stock as to rank, dividend preference and liquidation preference, as set forth in paragraphs 2 and 3 of the specimen Series B Preferred Stock certificate that is attached hereto.

           The Corporation is authorized to issue 584,257 shares of $3.09 convertible, voting, non-cumulative 10% preferred stock, series C, without par value (the "SERIES C PREFERRED STOCK"), having the preferences, limitations and relative rights set forth in the specimen Series C Preferred Stock certificate that is attached hereto and that is incorporated herein by reference.


                                   ARTICLE III
                          DATE OF ADOPTION OF AMENDMENT

       The Board adopted the amendment (the "AMENDMENT") described in Article II above effective 31 March 1994.


                                   ARTICLE IV
                        SHAREHOLDER APPROVAL NOT REQUIRED

       Pursuant to the authority granted to the Board by the Fourth Article of the Restated Articles and by Utah Code Ann. Sections 16-10a-602(1)(b) and 16-10a-1002(1)(e), the Board, without shareholder action, may amend the Restated Articles, and these Articles of Amendment have been so adopted, approved and authorized by the Board.

                                        ALPNET, INC.,
                                        a Utah corporation


                                        By: \s\ Thomas F. Seal
                                            THOMAS  F.SEAL
                                            Its President

ATTEST:

By: \s\ Leo A. Jardine
    LEO A. JARDINE
    Its Secretary


                              ARTICLES OF AMENDMENT
                      TO RESTATED ARTICLES OF INCORPORATION
                                       OF
                                  ALPNET, INC.

       THESE ARTICLES OF AMENDMENT are executed in duplicate effective the 17th day of August 1995 by the president and the secretary of ALPNET, Inc., a Utah corporation (the "CORPORATION"), pursuant to and in compliance with (a) Articles Fourth and Eighth of the "Restated Articles of Incorporation of Automated Language Processing Systems, Inc." dated 21 April 1986, as subsequently amended (the "RESTATED ARTICLES"); (b) Utah Code Ann. Sections 16-10a-1001 and 16-10a-1002(1)(e) (1953, as amended); and (c) the authorization and direction of the Corporation's board of directors (the "BOARD").

                                    ARTICLE I
                                      NAME

       The name of the Corporation is ALPNET, INC.


                                   ARTICLE II
                                AMENDMENT ADOPTED

       The last paragraph of Article Fourth, as amended in 1994, of the Restated Articles, which reads as follows:

       "The Corporation is authorized to issue 584,257 shares of $3.09 convertible, voting, non-cumulative 10% preferred stock, series C, without par value (the "SERIES C PREFERRED STOCK"), having the preferences, limitations and relative rights set forth in the specimen Series C Preferred Stock certificate that is attached hereto and that is incorporated herein by reference."

is hereby deleted, and the following paragraphs are hereby inserted at the end of Article Fourth, as amended in 1994, of the Restated Articles:

           The Corporation is authorized to issue 584,257 shares of $3.09 convertible, voting, non-cumulative 10% preferred stock, series C, without par value (the "SERIES C PREFERRED STOCK"), having the preferences, limitations and relative rights set forth in the specimen Series C Preferred Stock certificate that is attached hereto and that is incorporated herein by reference. The Series B and C Preferred Stock shall take priority over the Series D Preferred Stock as to rank, dividend preference and liquidation preference, as set forth in paragraphs 2 and 3 of the specimen Series C Preferred Stock certificate and as set forth in paragraphs 2 and 3 of the specimen Series D Preferred Stock certificate which are each attached hereto.

           The Corporation is authorized to issue 87,339 shares of $2.81 convertible, voting, non-cumulative 10% preferred stock, series D, without par value (the "SERIES D PREFERRED STOCK"), having the preferences, limitations and relative rights set forth in the specimen Series D Preferred Stock certificate that is attached hereto and that is incorporated herein by reference.


                                   ARTICLE III
                          DATE OF ADOPTION OF AMENDMENT

       The Board adopted the amendment (the "AMENDMENT") described in Article II above effective 17 August 1995.


                                   ARTICLE IV
                        SHAREHOLDER APPROVAL NOT REQUIRED

       Pursuant to the authority granted to the Board by the Fourth Article of the Restated Articles and by Utah Code Ann. Sections 16-10a-602(1)(b) and 16-10a-1002(1)(e), the Board, without shareholder action, may amend the Restated Articles, and these Articles of Amendment have been so adopted, approved and authorized by the Board.

                                        ALPNET, INC.,
                                        a Utah corporation

ATTEST:

By: \s\ D. Kerry Stubbs                By: \s\  Thomas F. Seal
    D. Kerry Stubbs                        Thomas F. Seal
    Its Secretary                          Its President